GENERAL SIGNAL CORPORATION

                             1989 STOCK OPTION AND INCENTIVE PLAN*

1.  Purpose

    The purpose of this Plan is to offer as an additional incentive to the officers and other key employees most responsible for the growth and success of General Signal Corporation (the "Corporation") the opportunity to increase their proprietary interest in the Corporation under conditions which will encourage their continued employment in the service of the Corporation.

2.  Administration

    This Plan shall be administered by a Committee of not less than three (3) members appointed annually by the Board of Directors. The Committee, which may but need not be the Compensation Committee, shall be composed of members of the Board of Directors who are not eligible to receive awards under this Plan. The Committee shall act by a majority vote or by a written statement signed by a majority of the members. Subject to the express provisions of this Plan, the Committee shall determine the individuals to whom, and the time or times at which awards shall be granted, the number of shares to be subject to each award and other terms and conditions thereof.

3.  Stock Subject to Plan

    The shares to be issued under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Corporation or from shares of Common Stock reacquired by the Corporation, including shares purchased in the open market.

    Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of shares of Common
Stock reserved and available for issuance under this Plan shall not exceed 1,200,000 shares.

    If, prior to the termination of this Plan, an option granted under this Plan shall expire, be cancelled or terminate for any reason without having been exercised in full, or if any shares subject to restricted stock awards are forfeited, the unpurchased or forfeited shares, as applicable, shall again become available for awards under this Plan, except as otherwise provided in paragraph 5. In the event that the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of split-ups or combinations of shares or recapitalization or by reason of stock dividends, the

*as amended July 7, 1993

 number of shares for which awards may thereafter be granted under this Plan, the number of shares then subject to awards theretofore granted under this Plan and the price per share payable upon exercise of such awards, shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

4.  Eligibility and Participation

    Awards may be granted only to officers and other key employees of the Corporation and of its subsidiaries, present and future. A director of the Corporation or of a subsidiary who is not also an officer or other key employee of the Corporation or of one of its subsidiaries will not be eligible.

5.  Stock Options

    Grant

    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the persons to whom options shall be granted, the number of shares to be covered by each option and the conditions and limitations, if any, in addition to those set forth in this Section 5, applicable to such options.

    Option Prices

    The purchase price of the Common Stock under each option shall be not less than 100% of the fair market value of the stock on the date the option is granted. The purchase price is to be paid in full upon the exercise of the option, and payment shall be made in cash, or by check, bank draft or money order payable to the order of the Corporation, or, with the approval of the Committee, by delivering shares of Common Stock of the Corporation of equivalent fair market value on the date the option is exercised. Fair market value shall be the closing price on the New York Stock Exchange or, in the event that no sale shall have taken place, the mean between the closing bid and asked prices.

    If the Committee grants any incentive stock options, within the meaning of Section 422A of the Internal Revenue Code, the aggregate fair market value, determined at the time such option is granted, of the shares with respect to which such options are exercisable for the first time by any one employee during any calendar year (under this Plan and any other plan which is maintained by the Corporation or its subsidiaries and which provides for the granting of such options) shall not exceed $100,000.

    Form of Option

    Options granted pursuant to this Plan shall be evidenced by Stock Option Agreements in such form as the Committee shall from time to time adopt. Options may, but need not, be subject to such terms and conditions as will qualify their holders for special Federal income tax treatment pursuant to any provision of the Internal Revenue Code of 1986 as may be enacted from time to time. Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such option; provided, however, that no option shall be exercised later than ten years from the date of grant of the option. In any event, all options granted hereunder shall terminate and expire upon the first to occur of the following events:

         (a) the termination date specified in the option agreement;

         (b) the expiration of three (3) months from the date an optionee ceases to be employed by the Corporation or its subsidiaries other than by reason of death or retirement; provided, however, the Committee may permit an additional period of up to five years to exercise an option from the date an optionee ceases to be employed involuntarily by the Corporation or its subsidiaries by reason of the sale or other disposition of a subsidiary or a division;

         (c) the expiration of five (5) years from the date an optionee ceases to be employed by the Corporation or its subsidiaries by reason of retirement in accordance with the terms of a pension plan maintained by the Corporation or a subsidiary, or the expiration of one (1) year from such retiree's death, whichever is later; and

         (d) the expiration of one (1) year from the date of an optionee's death if his death occurs at a time when the optionee is in the employ of the Corporation or a subsidiary.

    After termination of employment for any reason, an optionee, or his legal representative, may exercise, subject to the above time limitations, only that portion of his option which he has a right to exercise on such date of termination unless the Stock Option Agreement specifically allows a greater portion of the option to continue to become exercisable within such time limitations.



    Compensation in Lieu of Exercise

    Upon written application of an optionee, the Corporation may, with the approval of the Committee, substitute for the exercise of an option compensation to the optionee not in excess of the difference between the option price and the fair market value, determined in accordance with this Section 5, of the shares covered by such written application as of the date thereof. Such compensation may be in cash or shares of Common Stock of equivalent fair market value, or both, as the Committee may determine. In the event compensation is substituted pursuant to this Section 5 for the exercise, in whole or in part, of an option, the option shall be reduced by the option shares for which such compensation is substituted, and such shares shall not again be available for awards under this Plan. Notwithstanding anything to the contrary contained herein, for the purpose of determining the difference between the option price and the fair market value to optionees who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, and who request such substitution during "window periods" specified by Rule 16b-3 promulgated thereunder, the Committee may determine that there be a single fair market value for the Corporation's Common Stock for each such "window period", being the average closing market value for the Corporation's Common Stock during such "window period".

    Non-Transferability of Option

    No option granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of the holder thereof, only by him.

6.  Restricted Stock

    Grant

    Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the persons to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

    Restricted stock awards granted pursuant to this Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time adopt. The Committee may condition the lapse of restrictions on restricted stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.


    Each participant receiving a restricted stock award shall be issued a stock certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.




    The Committee shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any restricted stock award, the participant shall have delivered to the Corporation a stock power, endorsed in blank, relating to the stock covered by such award.

    Restriction and Conditions

    The shares of restricted stock awarded pursuant to this
Section 6 shall be subject to the following restrictions and conditions:

         (a) During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of restricted stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

         (b) Except as provided in this paragraph (b) and paragraph (a) above, the participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends.

         (c) Upon termination of a participant's employment with the Corporation or any Subsidiary for any reason during the Restriction Period, shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee in the Restricted Stock Agreement.

         (d) If and when the Restriction Period expires without a prior forfeiture of the restricted stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of stock shall be delivered promptly to the Participant, and the certificates for the shares of restricted stock shall be cancelled.

7.  Effective Period of Plan

    This Plan shall become effective upon the date of its approval by the shareholders of the Corporation. Unless earlier terminated by the Board of Directors, this Plan shall terminate April 19, 1994, but such termination shall not affect awards granted prior thereto.

8.  Amendment of Plan

    The Board of Directors of the Corporation may from time to time make such amendments of this Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon, increase the maximum number of shares as to which awards may be granted under this Plan (except as otherwise provided in Section 3), permit the granting of options at less than 100% of fair market value at time of grant, or change the class of employees eligible to receive awards under this Plan. No amendment of this Plan may, without the consent of the holder of an existing award, adversely affect his rights thereunder.